UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2007 (April 3, 2007)
JK ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-32574	87-0745202
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
(713) 978-7557
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Press Release

Item 8.01
On April 3, 2007, JK Acquisition Corp. (“JKA”) announced that Multi-Shot, LLC (“Multi-Shot”) has finalized an agreement under which The Stephens Group, LLC, a Little Rock, Arkansas based private equity firm, has made a majority equity investment in Multi-Shot and provided subordinated debt financing to Multi-Shot. Such transaction completes a partial recapitalization that will position Multi-Shot for the next stage of its growth and further expand its service capabilities for its customers.
On February 14, 2007, JKA entered into the First Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Multi-Shot, Inc., a Delaware corporation and wholly-owned subsidiary of JKA (“MSI”), Multi-Shot, Catalyst/Hall Growth Capital Management Co., LLC, as Members’ Representative, and the members of Multi-Shot (the “Members”), pursuant to which Multi-Shot will merge with and into MSI (the “Merger”). Following completion of the Merger, it is anticipated that JKA will change its name to MS Energy Services, Inc. The Board of Directors of MS Energy Services, Inc. and Multi-Shot, Inc. will have representation from both JKA and Multi-Shot. Additional information about the merger transaction and Multi-Shot, LLC can be found in JK Acquisition Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2006, Form 8-K filed with the Securities and Exchange Commission on February 15, 2007.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated April 3, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JK ACQUISITION CORP.

Date: April 3, 2007	By:	/s/ James P. Wilson

	Name:	James P. Wilson
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 3, 2007